 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported):

July 1, 2018

Commission File Number: 0-29923

CUI Global, Inc.

(Exact Name of Business Issuer in Its Charter)

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Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

20050 SW 112th Avenue, Tualatin, Oregon	97062
(Address of Principal Executive Offices)	(Zip Code)

 (503) 612-2300

(Registrant’s telephone number)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02(a) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 1, 2018, Thomas A. Price retired from the CUI Global, Inc. board of directors. The board acknowledged with gratitude and respect the decade of service Tom Price shared with the Company as a Director and Audit Committee member. Tom’s commitment, investment, and business experience were instrumental in shaping the Company from its infancy through its present maturity.

Effective July 1, 2018, Matthew M. McKenzie will step aside as Director in order to maintain an independent director majority on the CUI Global, Inc. five-member board in accordance with applicable rules promulgated by the Securities and Exchange Commission and within the meaning of Rule 5605(a)(2) of the NASDAQ Stock Market. Mr. McKenzie will continue his service as president of CUI, Inc., a wholly owned subsidiary and as Corporate Secretary in which capacity he will attend board meetings as a nonvoting observer.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. Signed and submitted this 2nd day of July 2018.

CUI Global, Inc. By: /s/ William J. Clough William J. Clough, CEO/President